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                                                                      EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Computer Network Technology Corporation:

We consent to incorporation by reference in the Registration Statements (No. 33-6862, 33-28367, 33-42750, 33-41985, 33-41596, 33-48944, 33-48954, 33-68356, 33-
68372, 33-83262, 33-83264, 33-31853 and 33-31851 and 33-83266) of Computer
Network Technology Corporation on Form S-8 and the related reoffer prospectuses prepared in accordance with Form S-3 of our reports dated January 27, 1998, relating to the consolidated balance sheets of Computer Network Technology Corporation and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, and the related financial statement schedule, which reports appear, or are incorporated by reference, in the December 31, 1997 annual report on Form 10-K of Computer Network Technology Corporation.


                                               /s/ KPMG Peat Marwick LLP

                                                   KPMG Peat Marwick LLP



Minneapolis, Minnesota
March 25, 1998